Exhibit 5.1

                                  June 24, 2002

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   Drew Industries Incorporated
            Registration Statement on Form S-8

Ladies and Gentlemen:

      As special counsel to Drew Industries Incorporated, a Delaware corporation (the "Company"), we have been requested to render this opinion for filing as
Exhibit 5.1 to the Company's Registration Statement on Form S-8, which is being filed with the Securities and Exchange Commission on or about June 24, 2002 (the "Registration Statement").

      The Registration Statement covers 920,666 shares (the "Shares") of Common Stock of the Company which may be issued by the Company pursuant to its 2002 Equity and Award and Incentive Plan (the "Plan") filed as Exhibit 10.1 to the Registration Statement.

      We have examined the Company's Restated Certificate of Incorporation, the Company's By-Laws, as amended, the Plan, and related minutes of action taken by the Board of Directors of the Company. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies of originals.

      Based upon the foregoing, we are of the opinion that the Shares are duly authorized, and when issued in the manner and for the consideration described in the Plan, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        PHILLIPS NIZER LLP


                                        By: /s/ Harvey F. Milman
                                           -------------------------------------
                                                Harvey F. Milman, Partner